Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Brad Wolfe
Chief Financial Officer
brad.wolfe@falconstor.com

FalconStor Software Announces First Quarter 2019 Results
Including Operating Profitability for Seven Consecutive Quarters

AUSTIN, TEXAS (May 15, 2019) - FalconStor Software, Inc. (OTCQB: FALC), a market leader in software-defined storage and data management, today announced financial results for its first quarter ended March 31, 2019.

Key Financial Highlights for the First Quarter of Fiscal 2019:

•	Achieved Non-GAAP Operating Income of $0.4 million, marking the seventh consecutive quarter of Non-GAAP Operating profitability.

•	Non-GAAP Gross Margin increased to 86% from 85% in the first quarter of 2018.

•	Achieved 112% sales growth in the America's region.

Key Product Highlights

•
Completed phase 1 integration of our Virtual Tape Library with Deduplication (VTL) technology into the FalconStor Data Mastery Platform during Q1 in order to extend our leading storage orchestration and ease-of-use capabilities to backup and archive use cases.

•
Completed expanded independent testing of our VTL technology by the Evaluator Group, an information management and data storage analyst firm. Their findings conclude that our solution delivers up to 6x better price/performance than the leading competitor.

•	Completed cloud integrations for Hitachi Content Platform (HPC) and Amazon Web Services (AWS) Glacier long-term archive object storage.

“Our consistent operating profitability has enabled us to devote additional resources to our exciting product roadmap and associated development”, said Todd Brooks, CEO FalconStor. “I am pleased with the efforts of the team to complete phase 1 integration of our industry leading VTL technology into the FalconStor Data Mastery Platform in order to help our enterprise customers modernize their legacy backup and archive operations. In fact, our customers are able to meet the most stringent backup windows, reduce storage capacity by up to 95%, leverage 100% of their existing investments, and use the public cloud for archive and recovery - all with zero vendor lock-in.”

“Our efforts are beginning to drive growth, especially within our Americas region,” Brooks continued. “Americas billings grew for a third straight quarter, exceeding 2018 billings in the same period by 112%. I am very excited with our start to 2019 and the progress we are making to begin delivering growth across the globe.”

Additional Financial Highlights for the First Quarter of 2019

Non-GAAP Operating Income was profitable for a seventh straight quarter at $0.4 million. GAAP Net Loss for the three months ended March 31, 2019, was $0.5 million, as compared to a GAAP Net Loss of $2.0 million for the prior year period.

Overall, total revenue for the three months ended March 31, 2019 was $4.5 million compared to $5.0 million in the prior year period, largely due to timing, as the volume of our sales during the current year peaked during the final weeks of the quarter. Despite the year-over-year revenue decline in Q1, total 2019 bookings through the end of April have increased compared to 2018. Q1 delivered several key deal wins, highlighted by one with a large financial entity, which included over $590,000 of billings that will be recognized in Q2.

After our $0.5 million Term Loan repayment, we ended the quarter with $2.4 million of cash and cash equivalents, as compared to $3.1 million at December 31, 2018. Our plan is to be cash flow positive for 2019 and we are on track to achieve this plan.

	Three Months Ended,
(in millions except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
Revenue	$4.5	$4.8	$5.0
Non-GAAP Expenses	$4.1	$4.0	$4.6
Non-GAAP Gross Margin	86%	81%	85%
Non-GAAP Operating Income	$0.4	$0.7	$0.4

Non-GAAP results above exclude the effects of stock-based compensation, restructuring costs and the effects of our Series A redeemable convertible preferred stock. A reconciliation between GAAP and non-GAAP information is provided on page 6 of this release.

	Three Months Ended March 31,				Change Period to Period
(in millions except per share data)	2019		2018
Total revenue	$4.5	100%	$5.0	100%	$(0.5)	(10)%
Total cost of revenue	$0.6	14%	$0.8	15%	$(0.1)	(15)%
Total operating expenses	$3.6	81%	$3.7	74%	$(0.1)	(2)%
GAAP operating income (loss)	$0.2	5%	$0.6	11%	$(0.3)	(59)%
GAAP net income (loss)	$(0.5)	(11)%	$(2.0)	(41)%	$1.5	(75)%
GAAP diluted EPS	$—		$(0.05)		$0.05

Conference Call and Webcast Information

The Company will host a conference call to discuss its financial results on Wednesday, May 15, 2019 at 3:30 p.m. CDT. To participate in the conference call, please dial:

Toll Free: 1-800-667-5617
International: 1-334-323-0509
Conference ID: 2037022

To view the presentation, please copy and paste the following link into your browser and register for this meeting. Once you have registered for the meeting, you will receive an email message confirming your registration.

https://www.webcaster4.com/Webcast/Page/1960/30324

A conference call replay will be available beginning May 15th at 6:30 PM CDT through 6:30 PM CDT on May 22nd. To listen to the replay of the call, dial:

Toll Free: 1-888-203-1112
International: 1-719-457-0820
Passcode: 2037022

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) restructuring costs, (ii) effects of our Series A redeemable convertible preferred stock, and (iii) non-cash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software

FalconStor Software, Inc (OTCQB: FALC ) empowers IT professionals to achieve mastery of their data - an organization’s most precious asset - so they can responsibly push the boundaries of what’s possible in the digital economy. The company’s award- winning flagship solution, FreeStor®, is a modern, comprehensive and easy-to-use global data mastery software platform that gives IT professionals centralized data management control across all their resources to reduce operational costs, lower risk, and avoid technology compromises. FalconStor’s vendor- and hardware-agnostic solutions are designed to work with existing investments across complex environments, including legacy data centers, hyper-converged infrastructure, cloud, and hybrids.
Founded in 2000, FalconStor is headquartered in Austin, Texas and has additional offices in New York, Europe and Asia. Our solutions are available and supported by a vast network of system integrators and resellers. For more information, please visit www.falconstor.com.
 # # #
FalconStor, FalconStor Software, FreeStor, and Intelligent Abstraction are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.
Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.
CONTACT INFORMATION
For more information, contact:
Brad Wolfe
Chief Financial Officer FalconStor Software Inc.
investorrelations@falconstor.com

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,368,149	$3,059,677
Accounts receivable, net	3,328,528	3,605,411
Prepaid expenses and other current assets	1,740,486	1,909,846
Contract assets, net	861,862	637,179
Inventory	30,562	14,885
Total current assets	8,329,587	9,226,998
Property and equipment, net	406,105	433,935
Operating lease right-of-use assets	2,493,530	—
Deferred tax assets, net	542,270	545,044
Software development costs, net	57,696	88,769
Other assets, net	984,698	919,609
Goodwill	4,150,339	4,150,339
Other intangible assets, net	93,116	91,334
Contract assets	378,357	516,643
Total assets	$17,435,698	$15,972,671
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$476,717	$551,389
Accrued expenses	2,602,595	2,879,473
Operating lease liabilities	1,608,394	—
Deferred revenue, net	6,150,150	6,859,592
Total current liabilities	10,837,856	10,290,454
Other long-term liabilities	831,014	1,549,692
Notes payable, net	2,693,291	3,124,827
Operating lease liabilities	1,531,183	—
Deferred tax liabilities, net	297,766	297,890
Deferred revenue, net	3,137,942	2,506,898
Total liabilities	19,329,052	17,769,761
Commitments and contingencies
Series A redeemable convertible preferred stock	10,132,972	9,756,706
Total stockholders' deficit	(12,026,326)	(11,553,796)
Total liabilities and stockholders' deficit	$17,435,698	$15,972,671

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue:
Product revenue	$1,745,784	$1,933,944
Support and services revenue	2,747,194	3,060,005
Total revenue	4,492,978	4,993,949
Cost of revenue:
Product	79,669	26,150
Support and service	563,745	728,888
Total cost of revenue	643,414	755,038
Gross profit	$3,849,564	$4,238,911
Operating expenses:
Research and development costs	947,384	1,004,698
Selling and marketing	1,040,289	1,193,550
General and administrative	1,476,296	1,654,940
Restructuring costs (benefit)	157,693	(173,263)
Total operating expenses	3,621,662	3,679,925
Operating income (loss)	227,902	558,986
Interest and other income (loss), net	(265,223)	10,330
Income (loss) before income taxes	(37,321)	569,316
Income tax expense	87,586	62,439
Net income (loss)	$(124,907)	$506,877
Less: Accrual of Series A redeemable convertible preferred stock dividends	247,027	243,167
Less: Deemed dividend on Series A redeemable convertible preferred stock	—	2,269,042
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	129,239	38,105
Net income (loss) attributable to common stockholders	$(501,173)	$(2,043,437)
Basic net income (loss) per share attributable to common stockholders	$—	$(0.05)
Diluted net income (loss) per share attributable to common stockholders	$—	$(0.05)
Weighted average basic shares outstanding	588,798,795	44,564,094
Weighted average diluted shares outstanding	588,798,795	44,564,094

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP income (loss) from operations	$227,902	$558,986
Non-cash stock option expense (1)	9,251	(22,895)
Restructuring costs (benefit) (3)	157,693	(173,263)
Non-GAAP income (loss) from operations	$394,846	$362,828

GAAP net income (loss) attributable to common stockholders	$(501,173)	$(2,043,437)
Non-cash stock option expense, net of income taxes (2)	9,251	(22,895)
Restructuring costs (benefit) (3)	157,693	(173,263)
Effects of Series A redeemable convertible preferred stock (4)	376,266	2,550,314
Non-GAAP net income (loss) attributable to common stockholders	$42,037	$310,719

GAAP gross margin	86%	85%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin	86%	85%

GAAP gross margin - Product	95%	99%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	95%	99%

GAAP gross margin - Support and Service	79%	76%
Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Support and Service	79%	76%

GAAP operating margin	5%	11%
Non-cash stock option expense (1)	0%	—%
Restructuring costs (3)	4%	(3%)
Non-GAAP operating margin	9%	8%

GAAP Basic EPS	$0.00	$(0.05)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00
Restructuring costs (3)	0.00	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.06
Non-GAAP Basic EPS	$0.00	$0.01

GAAP Diluted EPS	$0.00	$(0.05)
Non-cash stock option expense, net of income taxes (2)	0.00	0.00
Restructuring costs (3)	0.00	0.00
Effects of Series A redeemable convertible preferred stock (4)	0.00	0.05
Non-GAAP Diluted EPS	$0.00	$—

Weighted average basic shares outstanding (GAAP and Non-GAAP)	588,798,795	44,564,094
Weighted average diluted shares outstanding (GAAP)	588,798,795	44,564,094
Weighted average diluted shares outstanding (Non-GAAP)	588,898,795	261,370,198

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2019	2018
Cost of revenue - Support and Service	$1,593	$8,700
Research and development costs	4,745	22,606
Selling and marketing	2,410	7,932
General and administrative	503	(62,133)
Total non-cash stock based compensation expense	$9,251	$(22,895)

(2)
Represents the effects of non-cash stock-based compensation expense recognized, net of related income tax effects. For the three months ended March 31, 2019 and 2018, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Represents restructuring costs which were incurred during each respective period presented.

(4)
Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock, accrual of Series A redeemable convertible preferred stock dividends and deemed dividend on Series A redeemable convertible preferred stock.